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                                  EXHIBIT 11
                                  ----------

                          COMMODORE HOLDINGS LIMITED
               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK

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
                                                                           Pro forma              Six Months
                                                   Period Ended           Year Ended                 Ended
                                                   September 30,         September 30,             March 31,
Computation for Statement of Operations                1995                  1995                    1996
- ---------------------------------------            -------------         -------------            -----------

Primary Earnings (Loss) Per share:
 Net earnings (loss)...........................       $  251,535         $  (13,434,399)           $  135,708
                                                      ==========             ==========            ==========

 Shares
   Weighted average number of common
   shares outstanding..........................        4,124,815              4,931,833             4,931,833

   Add:  dilutive effect of warrants
         (as determined by the application
         of the treasury stock method).........          252,778                252,778               252,778
                                                      ----------             ----------            ----------

   Weighted average common and common
     equivalent shares.........................        4,377,593              5,184,611             5,184,611
                                                      ==========             ==========            ==========

 Earnings (loss) per common and common
   equivalent shares...........................       $     0.06         $        (2.59)                  .03
                                                      ==========             ==========             =========

 Fully Diluted Earnings (Loss) Per Share:
   Net earnings (loss) as per primary
   calculation above...........................       $     0.06         $        (2.59)                  .03
                                                      ==========             ==========             =========
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